SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ] Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [x]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               FARREL CORPORATION
                               ------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------
       5)  Total fee paid:

           ---------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:

           ---------------------------
       2)  Form, Schedule or Registration Statement No.:

           ---------------------------
       3)  Filing Party:

           ---------------------------
       4)  Date Filed:

           ---------------------------

                   [INSERT FARREL CORPORATION LOGO IN SHIELD]

                               FARREL CORPORATION
                                 25 Main Street
                           Ansonia, Connecticut 06401


                    ========================================
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ========================================


To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Farrel Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, 25 Main Street, Ansonia, Connecticut, 06401, on June 2, 1999, at 10:00 a.m. (local time) for the following purposes:

     1. to elect three directors of the Company to serve until the 2001 Annual Meeting of Stockholders of the Company;

     2.   to  ratify  the  selection  of  Ernst  &  Young  LLP  as   independent
          accountants for the Company for the fiscal year ending December 31, 1999; and

     3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record on the books of the Company at the close of business on April 16, 1999, will be entitled to notice of and to vote at the Meeting.


                                           By Order of the Board of Directors,


                                           /S/ PETER L. HESS
                                           -------------------------------------
                                           PETER L. HESS
                                           General Counsel and Secretary

Ansonia, Connecticut
April 19, 1999


IMPORTANT:  Whether  or not you plan to attend  the  Meeting  in  person,  it is important that your shares be represented and voted at the Meeting. Accordingly, you are urged to read the enclosed Proxy Statement and sign, date, and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed in the United States.

                               FARREL CORPORATION
                                 25 Main Street
                           Ansonia, Connecticut 06401

                                 ===============
                                 PROXY STATEMENT
                                 ===============

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 1999

          This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors of Farrel Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting"), to be held on June 2, 1999, at 10:00 a.m. (local time), at the offices of the Company at 25 Main Street, Ansonia, Connecticut 06401.

                             SOLICITATION OF PROXIES

          All shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed at the Meeting. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees. There are also boxes on the proxy card to vote for or against or to abstain from voting on the ratification of the Company's independent accountants. If no instructions are given, the persons named in the accompanying proxy intend to vote FOR the three director nominees named herein and FOR ratification of the selection of the independent accountants named herein.

          Any stockholder may revoke a previously executed proxy at any time prior to its exercise (i) by delivery of a later-dated proxy, (ii) by giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted, or (iii) by voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person.

          A copy of the 1998 Annual Report of the Company containing financial statements for the fiscal year ended December 31, 1998, is enclosed herewith. This Proxy Statement and the form of proxy enclosed herewith are first being mailed to stockholders on or about April 29, 1999. The mailing address of the Company's principal executive offices is 25 Main Street, Ansonia, Connecticut 06401.

          The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. However, if any matters properly come before the Meeting, the persons named in the accompanying proxy (each of whom is an officer and employee of the Company) intend to vote thereon in accordance with their judgment.

                            EXPENSES AND SOLICITATION

          The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of the Company's Common Stock, and the Company will reimburse them for their expenses.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES,
                               AND VOTES REQUIRED

          The Company's common stock, $.01 par value per share ("Common Stock"), is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on April 16, 1999 (the "Record Date"). As of the Record Date, 5,386,586 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting on each matter.

          Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. For purposes of determining a quorum, broker non-votes and abstentions will be considered present. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for ratification of the selection of Ernst & Young LLP as independent accountants for the Company and any other matters. Abstentions from the proposal to ratify the selection of the independent accountants, as well as broker non-votes, will not be considered as part of the shares present for voting purposes on these matters.

                              ELECTION OF DIRECTORS

          The Company's Certificate of Incorporation provides for a Board of Directors of two classes as nearly equal in number as practicable. Directors are elected for two-year terms. At the Meeting, three persons will be elected to serve as Class II directors to serve a two-year term expiring at the 2001 Annual Meeting of Stockholders. The Board's nominees are Glenn J. Angiolillo, Charles
S. Jones, and Alberto Shaio, all of whom are currently directors of the Company. Howard J. Aibel, Rolf K. Liebergesell, and James A. Purdy were elected last year to serve as Class I directors for a term expiring at the Annual Meeting of Stockholders to be held in 2000.

          The Board approved  proposing to stockholders  the reelection of Glenn
J. Angiolillo, Charles S. Jones, and Alberto Shaio to a two-year term expiring in 2001. Glenn J. Angiolillo, Charles S. Jones, and Alberto Shaio have consented to be nominated and, if elected, to serve as directors of the Company. Information about each nominee for director and each incumbent director whose term will continue after the Meeting is listed below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING 2001

                                    Principal Occupations,             Year
                                   Other Directorships, and        First Became
Name of  Nominee       Age        Positions With the Company         Director
----------------       ---        --------------------------       ------------

Glenn J. Angiolillo    45     Mr.  Angiolillo  is a member of the      1990
                              Legal  Affairs  Committee  and  the
                              Compensation   Committee   of   the
                              Board.  He has been an  independent
                              business consultant since February,
                              1998;  in  addition,  he has been a
                              partner in the law firm of Cummings
                              &   Lockwood    since   1987.   Mr.
                              Angiolillo  is a  director  of  the
                              Waveny Care Center and the Boys and
                              Girls  Club  of  Stamford,  each of
                              which is a non-profit corporation.

Charles S. Jones       51     Mr. Jones has served as Chairman of      1987
                              the  Executive   Committee  of  the
                              Board since January  1992,  and was
                              elected     Chairman     of     the
                              Compensation Committee in 1994. Mr.
                              Jones joined the Company's Board of
                              Directors  in 1987  when he was the
                              Managing  Director of First Funding
                              Corporation.  He was  President and
                              Chief    Executive    Officer    of
                              Shandwick North America, Inc., from
                              1987 to 1990, when he was appointed
                              Group  Managing  Director and Chief
                              Operating Officer of Shandwick plc,
                              a global public  relations  company
                              in London,  England.  In May, 1991,
                              Mr. Jones  rejoined  First  Funding
                              Corporation  as Chairman  and Chief
                              Executive  Officer.  In 1997 he was
                              elected a director of GEAC Computer
                              Ltd.  of  Toronto,  Canada,  and is
                              Chairman of its Audit Committee.

Alberto Shaio          50     Mr.    Shaio    served    as   Vice      1986
                              President-Sales of the Company from
                              1986 to 1987 when he became  Senior
                              Vice President-Sales.  In 1995, Mr.
                              Shaio  was  appointed  Senior  Vice
                              President, Large Projects. In 1996,
                              in  addition  to  his  position  as
                              Senior Vice  President,  Mr.  Shaio
                              was  appointed  General  Manager of
                              the Plastics  Machinery Division of
                              the Company.  From 1981 until 1996,
                              Mr.  Shaio  was a  director  of New
                              Energy Corporation of Indiana.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

                                    Principal Occupations,             Year
                                   Other Directorships, and        First Became
Name of  Director      Age        Positions With the Company         Director
-----------------      ---        --------------------------       ------------

Howard J. Aibel        70     Mr.  Aibel is the  Chairman  of the      1994
                              Legal 1994 Affairs  Committee and a
                              member of the Audit  Committee.  He
                              is  currently  a partner of the law
                              firm LeBoeuf, Lamb, Greene & MacRae
                              in New York,  New York.  Mr.  Aibel
                              retired as Executive Vice President
                              and  Chief  Legal  Officer  of  ITT
                              Corporation   on  March  31,  1994,
                              after thirty  years of service.  He
                              also  served as a member of the ITT
                              Management  Policy  Committee,  and
                              had  overall   responsibility   for
                              environmental,  safety,  government
                              relations,  labor law, intellectual
                              property,  and taxes.  He also held
                              posts as a director of the Sheraton
                              Corporation,      ITT     Financial
                              Corporation,  and ITT Europe,  Inc.
                              Prior to  joining  ITT,  Mr.  Aibel
                              served  as  Anti-Trust   Litigation
                              Counsel  to  the  General  Electric
                              Company.    He    was    previously
                              associated with White & Case.

Rolf K. Liebergesell   66     Mr.   Liebergesell  has  served  as     1986
                              Chairman   of  the   Board,   Chief
                              Executive Officer, and President of
                              the Company since 1986.  During the
                              period  March  to  June,  1996,  he
                              relinquished  the post of President
                              to a newly appointed executive, but
                              resumed  the  Presidency  upon  the
                              resignation   of  that   appointee.
                              Prior to joining the  Company,  Mr.
                              Liebergesell was Chairman and Chief
                              Executive    Officer    of   Bailey
                              Corporation,   a  manufacturer   of
                              rubber and plastic  components  for
                              the   automobile   industry.    Mr.
                              Liebergesell      held      various
                              positions,  including  Product Line
                              Manager    for    the     Worldwide
                              Automotive    Group,    with    ITT
                              Corporation  from 1973 to 1979. Mr.
                              Liebergesell also served in various
                              positions  at Chrysler  Corporation
                              from   1959  to   1973,   including
                              Director, Planning and Development,
                              of  Chrysler   International,   and
                              Deputy    Managing    Director   of
                              Mitsubishi  Motors  Corporation,  a
                              joint venture of  Mitsubishi  Heavy
                              Industries,   Ltd.   and   Chrysler
                              Corporation.

                                    Principal Occupations,             Year
                                   Other Directorships, and        First Became
Name of  Director      Age        Positions With the Company         Director
-----------------      ---        --------------------------       ------------

James A. Purdy         76     Mr.  Purdy is the  Chairman  of the      1986
                              Audit 1986  Committee  and a member
                              of the Compensation  Committee.  He
                              is   the    President    of   Purdy
                              Investments,    Inc.,   a   private
                              investment and consulting  firm. He
                              has   performed    consulting   and
                              advisory  services  for the Company
                              since 1987,  and from 1990-1992 for
                              the State of Connecticut Department
                              of Economic Development.  Formerly,
                              Mr.   Purdy   was  a  Senior   Vice
                              President   of   ITT    Corporation
                              responsible for all Asian, Pacific,
                              and Latin American activities.

                       MEETINGS OF THE BOARD OF DIRECTORS;
                      COMMITTEES OF THE BOARD OF DIRECTORS

          During the Company's most recent fiscal year, the Board of Directors held five meetings. There are currently four standing committees of the Board of
Directors:  the Audit  Committee,  the  Executive  Committee,  the  Compensation
Committee, and the Legal Affairs Committee. Each current director attended at least 75% of all Board meetings and all meetings of committees of which he was a member held during the most recent fiscal year while he was in office.

          The Audit Committee, which met two times in the Company's most recent fiscal year, recommends to the Board for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with the Company's independent accountants the scope of their examinations with particular attention to areas where either the Committee or the independent accountants believe special emphasis should be directed. The Committee reviews the annual financial statements and independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and their fees. It also reviews the Company's internal accounting controls and submits reports and proposals to the Board of Directors. The members of the Committee are James A. Purdy, Chairman, and Howard J. Aibel.

          The Compensation Committee, which met three times in the Company's most recent fiscal year, oversees administration of the Company's 1992 Stock Option Plan, which is described below, (the "1992 Stock Option Plan"), the 1992 Employees' Stock Purchase Plan, the 1997 Omnibus Stock Incentive Plan, which is described below, (the "1997 Stock Option Plan"), and the 1997 Employees' Stock Purchase Plan of the Company. The Compensation Committee also reviews and recommends to the Board of Directors all forms of remuneration and perquisites for the directors and senior management of the Company. The members of the Committee are Charles S. Jones, Chairman, James A. Purdy, and Glenn J. Angiolillo.

          During the Company's most recent fiscal year, the Executive Committee met as necessary to address matters within its purview. The members of the Executive Committee are Charles S. Jones, Chairman, and Rolf K. Liebergesell.

          The Legal Affairs Committee, which met two times in the Company's most recent fiscal year, oversees the Company's policies and practices and its compliance with governmental laws and regulations. The members of the Committee are Howard J. Aibel, Chairman, and Glenn J. Angiolillo.

                              DIRECTOR COMPENSATION

          Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee directors, other than Mr. Jones who has declined such remuneration, currently receive a fee of $2,500 for each Board meeting attended and $750 for each Committee meeting attended, plus expense reimbursement. In addition, each non-employee director was granted an option to purchase 3,000 shares of the Company's Common Stock on January 27th of each year from 1992 through 1996 pursuant to the 1992 Stock Option Plan.

          During the Company's most recent fiscal year, the Company paid to Cummings & Lockwood, the law firm of which Mr. Angiolillo is a partner, certain fees for professional services rendered to the Company. The Company is also a party to an agreement with First Funding Corporation. Mr. Jones is an executive officer and owner of a majority of the capital stock of First Funding Corporation. Pursuant to this agreement, the Company paid fees to First Funding Corporation for professional services rendered to the Company during the most recent fiscal year. This agreement, and the fees paid, are described below under the caption "Certain Relationships and Related Transactions -- Agreement with First Funding Corporation."

          During the Company's most recent fiscal year, each of Mr. Aibel, Mr. Angiolillo and Mr. Purdy also received $18,700 for consulting services rendered to the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of Common Stock as of April 1, 1999, unless otherwise indicated in the footnotes, by (i) the Company's directors and executive officers named in the Summary Compensation Table, (ii) the Company's directors and executive officers as a group and (iii) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him as set forth opposite his name. Unless otherwise indicated in the footnotes, the address of each stockholder is c/o the Company, 25 Main Street, Ansonia, Connecticut 06401.

                                                          BENEFICIAL OWNERSHIP

Directors and Management                                              Percentage
------------------------                                 Shares        Owned(1)

Rolf K. Liebergesell(2)............................    2,622,312         48.7%
Charles S. Jones(3)................................      365,413          6.8%
Alberto Shaio(4)...................................      277,581          5.1%
James A. Purdy(5)..................................       20,000             *
Howard J. Aibel(6)(7)..............................        7,000             *
Glenn J. Angiolillo(8) (9).........................       15,200             *
Karl N. Svensson(10)...............................       37,002             *
Theodore E. Jenny (11).............................       22,000             *
Hans U. Baurmeister (12)...........................       25,000             *
Peter L. Hess......................................            0             *
B. Robert Sedelmyer................................            0             *
Directors and Executive Officers
  as a group (11 persons)..........................    3,391,508           63%

Certain Beneficial Owners
-------------------------

David L. Babson and Company Incorporated(13) ......      398,400          7.4%
T. Rowe Price Associates (14)......................            0             *

-----------------
*      Represents less than one percent of the Common Stock.

(1) Shares issuable upon the exercise of stock options owned by that person which can be exercised within 60 days of the date hereof, are deemed outstanding for the purpose of computing the number and percentage of outstanding shares owned by that person (and any group that includes that person) but are not deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.
(2) Includes 240,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(3) Includes 9,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(4) Includes 10,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(5) Includes 15,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.

(6) Includes 6,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(7) Address is c/o LeBoeuf, Lamb, Greene & MacRae, 125 West 55th Street, New York, N.Y. 10019.
(8) Includes 15,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(9) Address is c/o Cummings & Lockwood, Four Stamford Plaza, 107 Elm Street, Stamford, Connecticut, 06904.
(10) Includes 30,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(11) Includes 20,000 shares subject to options granted under the 1997 Stock Option Plan as to which the owner has a right to acquire beneficial ownership.
(12) Includes 25,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(13) David L. Babson and Company Incorporated ("Babson") has indicated in an amendment to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") in April, 1999, that of the shares reported as beneficially owned as of March 31, 1999, Babson has sole voting power over 398,400 shares and sole dispositive power over 398,400 shares. Address is One Memorial Drive, Cambridge, Massachusetts, 02142-1300.
(14)   T. Rowe Price Associates,  Inc. ("Price Associates"),  in an amendment to
       Schedule 13G filed with the SEC in February, 1999, indicated that it was the beneficial owner of 520,500 shares. However, in a letter to the Company dated April 16, 1999, Price Associates stated that as of that date clients of Price Associates did not own any shares of Farrel Corporation.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during 1998, all filing requirements under Section 16(a) applicable to its officers, directors and ten percent beneficial owners were complied with in a timely manner.

                               EXECUTIVE OFFICERS

          The following table sets forth the current executive officers of the Company. See "Election of Directors" for a description of the business experience of Mr. Liebergesell and Mr. Shaio.

NAME                                 AGE                 POSITION

Hans U. Baurmeister............      61       Vice President & General Manager -
                                              Rubber Machinery Division

Peter L. Hess..................      56       General Counsel & Secretary

Theodore E. Jenny..............      49       Vice President and Chief Financial
                                              Officer

Rolf K. Liebergesell ..........      66       Chairman  of   the   Board,  Chief
                                              Executive  Officer,  and President

B. Robert Sedelmyer............      57       Vice President, Operations

Alberto Shaio .................      50       Director, Senior  Vice President &
                                              General   Manager    -    Plastics
                                              Machinery Division

Karl N. Svensson ..............      63       Senior Vice President  - Worldwide
                                              Supply Management

          HANS U. BAURMEISTER became Vice President and General Manager - Rubber Machinery Division in May, 1997. Prior to joining the Company in 1990, Mr. Baurmeister was Vice President, Distribution and Supply for Exide Corp. until 1983 and subsequently was Vice President, Operations at Hardigg Industries.

          PETER L. HESS has been General Counsel and Secretary of the Company since July, 1995. Prior to joining the Company, Mr. Hess had been General Counsel for the Resource Recovery Systems Division of ABB Combustion Engineering and subsequently Of Counsel with LeBoeuf, Lamb, Greene & MacRae in its Hartford, Connecticut, office.

          THEODORE E. JENNY joined the Company in November, 1998, and was elected Vice President and Chief Financial Officer in December of that year. Prior to joining the Company, Mr. Jenny served in a variety of capacities for more than twenty years at United Technologies Corporation, most recently at United Technologies' Hamilton Standard Division, where he held various management positions, including Vice President of Finance and Administration, as well as Director of Operations for one of that Division's business units.

          B. ROBERT SEDELMYER joined the Company in March, 1998. Mr. Sedelmyer held a number of materials and manufacturing positions with General Electric and then Cooper Cameron Corporation, where he spent fifteen years and where his last position was Director of Operations for Cooper-Bessemer Reciprocating Products. Prior to joining the Company he was Director of Manufacturing for Demag-Delaval Turbo Machinery Corp., a unit of Mannesmann AG.

          KARL N. SVENSSON was Senior Vice President - Operations, of the Company since 1988. From 1973 to 1988, Mr. Svensson was employed by Bird Machine Company, a manufacturer of capital equipment for the petrochemical and coal industries and held various executive positions, including Vice President. In 1995, he was appointed to the additional position of Managing Director of Farrel Limited. In 1997, Mr. Svensson's position changed to Senior Vice President - Worldwide Supply Management.

          Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Except as described below under "Executive Compensation and Related Information," the Company has no employment agreements with any of its executive officers.


                                    REPORT OF
                           THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS GENERALLY

          ROLE OF COMPENSATION COMMITTEE. The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors all forms of remuneration for the directors and executive officers of the Company, including salary, bonuses, and awards under the 1997 Stock Option Plan. The Committee is currently composed of three directors, none of whom is or has been at any time an officer or employee of the Company.

          OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS. The Company's executive compensation program's objectives are as follows:

          o To provide a competitive basic compensation and benefits program in order to attract and retain quality personnel.

          o To provide further a performance-oriented environment and programs that reward individual and team performance, and the success of the Company.

          o  To align executives' financial interests with shareholders' values.

          BASE SALARIES. Base salaries are targeted to be moderate yet competitive in relation to salaries of executive officers in comparably sized companies in the Company's industry. The Committee reviews management recommendations for executives' salaries, and also considers independent surveys that provide data on compensation levels and benefit programs in similar companies. Individual salary determinations are based on experience and sustained performance, as well as on the general criteria set forth above.

          BONUSES. Although the Company does not have a formal bonus program, the Compensation Committee may recommend bonuses to be paid to executive officers based on Company and individual performance.

          1992 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN. The 1992 Stock Option Plan and the 1997 Stock Option Plan were designed to secure for the Company and its stockholders the benefit of the incentives inherent in increased Common Stock ownership by key employees.

CHIEF EXECUTIVE OFFICER

          The salary of Mr. Liebergesell, including his 1998 compensation, is established pursuant to his employment agreement which sets an annual base salary of $550,000.

                                          Charles S. Jones, Chairman
                                          James A. Purdy
                                          Glenn J. Angiolillo

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

          The following table sets forth the annual compensation, and all long term compensation, for the past three fiscal periods for the Company's Chief Executive Officer and for the six most highly compensated other executive officers.

                                                                                Long Term
                                       Annual Compensation                     Compensation
                                       -------------------       Other         ------------
Name and                                                         Annual    Securities Underlying  All Other
Principal Position         Year       Salary(1)    Bonus(2)   Compensation      Options(3)       Compensation
-------------------------------------------------------------------------------------------------------------

Rolf K. Liebergesell       1998       $550,000       ---          ---             ---            $ 34,862(4)
Chief Executive            1997       $550,000       ---          ---             ---            $ 34,862(4)
Officer, President         1996       $550,000       ---          ---             40,000         $ 34,862(4)
and Chairman
of the Board

Alberto Shaio              1998       $230,000       $30,000      ---             ---            $  3,200(5)
Senior Vice President      1997       $230,000       ---          ---             ---            $  3,200(5)
and General Manager -      1996       $230,000       ---          ---             20,000         $  4,600(5)
Plastics Machinery
Division

Karl N. Svensson           1998       $170,000       $10,000   $102,068(6)        ---            $  2,591(5)
Senior Vice President      1997       $170,000       ---       $105,166(6)        ---            $  2,375(5)
Worldwide Supply           1996       $165,000       ---       $ 88,731(6)        20,000         $  2,375(5)
Management

Catherine M. Boisvert      1998       $121,055       ---          ---             ---            $  2,421(5)
Vice President,            1997       $112,000       ---          ---             ---            $  2,240(5)
Controller, and            1996       $108,500       ---          ---             20,000         $  2,170(5)
Chief Financial
Officer(7)

Peter L. Hess              1998       $132,000       ---          ---             ---            $  2,500(5)
General Counsel and        1997       $132,000       ---          ---             ---            $  2,375(5)
Secretary                  1996       $126,000       ---          ---             ---            $    975(5)

Hans U. Baurmeister        1998       $115,000       ---          ---             ---            $  2,300(5)
Vice President and         1997       $115,000       ---          ---             ---            $  2,300(5)
General Manager - Rubber
Machinery Division(8)

Theodore E. Jenny          1998       $ 23,180       ---          ---             60,000         ---
Vice President and
Chief Financial Officer(9)


B. Robert Sedelmyer        1998       $150,000       ---       $ 58,877(11)       ---            ---
Vice President
Operations(10)

--------------------------
(1)  Includes  amounts  deferred  pursuant to the  Company's  Salary  Retirement
     Program.
(2) The cash bonuses for officers are stated for the fiscal year in respect of which they were paid.
(3) Except for options granted to Mr. Jenny, reflects options granted pursuant to the 1992 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. Options granted to Mr.

     Liebergesell under the 1992 Stock Option Plan were granted pursuant to the terms of his employment agreement, described below. Options granted to Mr. Jenny were granted under the 1997 Stock Option Plan.
(4) Other compensation is comprised of term life insurance premiums paid by the Company pursuant to Mr. Liebergesell's employment agreement, described below.
(5) Represents the Company's contributions under the Company's Salary Retirement Program, pursuant to which the Company matches a percentage of salary deferral contributions made by participating employees and may make discretionary contributions.
(6)  Includes  $63,490,   $53,443,   and  $46,225  for  1998,  1997,  and  1996,
     respectively, paid in connection with Mr. Svensson's reassignment from the United States to the United Kingdom for the purpose of a tax equalization payment adjusting Mr. Svensson's compensation in the fiscal year so that he is not adversely affected by differing tax rates in the United States and the United Kingdom. The balance includes housing and other assistance relating to Mr. Svensson's reassignment from the United States to the United Kingdom.
(7)  Ms. Boisvert resigned her positions with the Company in November, 1998.
(8)  Mr. Baurmeister became an executive officer of the Company in May, 1997.
(9)  Mr. Jenny joined the Company in November, 1998.
(10) Mr. Sedelmyer joined the Company in March, 1998.
(11) Includes reimbursement for relocation expenses.

          The Company is a party to an employment agreement dated November 1, 1991, as amended, with Mr. Liebergesell which provides for his employment as Chairman of the Board and Chief Executive Officer of the Company. The initial term of the employment agreement ran from December 1, 1991, through November 30, 1994. The agreement was automatically renewed for an additional three-year period which ended November 30, 1997. During his employment, Mr. Liebergesell is entitled to receive an annual base salary of $550,000, subject to annual increases as may be recommended by the Compensation Committee and approved by the Board of Directors. Mr. Liebergesell also received, under the terms of his employment agreement, options to purchase an aggregate of 240,000 shares of Common Stock under the 1992 Stock Option Plan. The employment agreement does not provide for any additional options to be granted to Mr. Liebergesell. See "Compensation Plans and Arrangements of the Company - 1992 Stock Option Plan" below. In addition to participation in benefit plans available generally to its executive employees, Mr. Liebergesell is entitled to the use of a car provided by the Company and is provided with a life insurance policy in an amount equal to three times his annual base salary. Following Mr. Liebergesell's termination as an employee of the Company for any reason and in consideration of his agreement not to compete with the Company for a period of two years following such termination, Mr. Liebergesell will be entitled to receive, for the period while the non-compete provision remains in effect, payments equal to his then current annual base salary. In the event of his death, such consideration is payable to his estate. Effective 12/1/97 the employment agreement was extended until such time as either the Company or Mr. Liebergesell gives the other twelve months notice of termination. In addition, the employment agreement was amended to provide that the payments required to be made by the Company to Mr.
Liebergesell in consideration for the two year non-compete included in the agreement would be reduced by 12.5% for each full year the employment agreement extends beyond 12/1/97.

          The Company is a party to agreements dated March 3, 1995, as amended as of April 10, 1996, with Karl N. Svensson which provided for his serving as Managing Director of Farrel Limited while retaining his office as Senior Vice President of the Company. The agreements adjust his compensation and benefits for the purposes of tax equalization and for certain housing assistance costs. Further, in the event the Company terminates his employment for reasons other than cause, he will be paid the salary and benefits at the time of the commencement of his services as Managing Director of Farrel Limited or his then current salary and benefits, whichever is higher, until his normal retirement anticipated in the year 2000, less any salary he receives in subsequent employment. In 1997, Mr. Svensson's position was changed to Senior Vice President - Worldwide Supply Management.

                       COMPENSATION PLANS AND ARRANGEMENTS
                                 OF THE COMPANY

OPTION GRANTS

          The following table set forth information concerning stock options which were granted during the most recent fiscal year to executive officers name in the Summary Compensation Table. The options were granted pursuant to the 1997 Stock Option Plan.

                                        OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
      (a)           (b)             (c)             (d)          (e)                (f)                   (g)


                                  % of Total                                   Potential Realizable Value at Assumed
                                  Options                                           Annual Rates of Stock Price
                  Securities      Granted to                                      Appreciation for Option Term(3)
                  Underlying      Employees                    Expiration
                  Options         in Fiscal      Exercise      Date of
Name              Granted(1)      Year(2)        Price         Grant                 5%                   10%
--------------------------------------------------------------------------------------------------------------------
Theordore E.                                                   December
Jenny             60,000          100%           $2.19         31, 2008            $82,637              $209,418

-------------------
(*1)  All options were granted at an exercise price equal to the market value of the underlying shares on the date of grant.
(2) Options with respect to a total of 60,000 shares were granted to employees in 1998.
(3) Represents the potential appreciation of the options over their stated term of 10 years, based upon assumed compounded rates of appreciation of 5% per year and 10% per year. The amounts set forth in these columns are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the underlying shares, and there is no assurance that the amounts of appreciation shown in the table actually will be realized.

OPTION VALUE AT DECEMBER 31, 1998

          The following table sets forth, for the executive officers named in the Summary Compensation Table, information with respect to holdings of unexercised options at December 31, 1998. None of the options listed was "in-the-money" at year end.


                          FISCAL YEAR-END OPTION VALUES

                                                        Number of Unexercised
                                                         Options at Year End
                                                     Exercisable/Non-Exercisable

      Hans U. Baurmeister.....................              25,000/10,000

      Theodore E. Jenny.......................              20,000/40,000

      Rolf K. Liebergesell....................              240,000/None

      Alberto Shaio...........................              10,000/10,000

      Karl N. Svensson........................              30,000/10,000

1992 STOCK OPTION PLAN

          Under the 1992 Stock Option Plan, awards of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), and non-qualified stock options were permitted to be granted to eligible employees through January 27, 1997.

          The exercise price of incentive stock options and non-qualified stock options granted under the 1992 Stock Option Plan are not less than 100% of the fair market value of the Common Stock at the time of grant. With respect to any person who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock options are not less than 110% of the fair market value of such shares at the time of grant.

          Pursuant to the 1992 Stock Option Plan, each non-employee director of the Company, including members of the Compensation Committee, was granted a non-qualified stock option to purchase 3,000 shares of Common Stock on January 27 of each year (beginning January 27, 1992) through January 27, 1996. Mr. Liebergesell was granted a non-qualified stock option to purchase 40,000 shares of Common Stock on the 30th day after the end of each fiscal year of the Company through 1996.

          Options granted automatically to non-employee directors and Mr. Liebergesell have a term of 10 years, and become exercisable as to all shares covered by the option after one year continuous service after the date of grant of the option. Options which were granted to employees have a term not in excess of 10 years, and become exercisable in installments of 25% of the number of shares covered by the option after the employee completes one, two, three and four years, respectively, of cumulative service following the date of grant.

1997 STOCK OPTION PLAN

          Under the 1997 Stock Option Plan, awards of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), and non-qualified stock options are permitted to be granted to eligible employees.

          The exercise price of incentive stock options and non-qualified stock options under the 1997 Stock Option Plan is not less than 100% of the fair market value of the shares of Common Stock at the time of grant. With respect to any person who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock options is not less than 110% of the fair market value of the shares of Common Stock at the time of grant.

          The Compensation Committee of the Board of Directors will determine the time for exercise of each option and each option's expiration date; provided that no incentive stock option may be exercised more than ten years after the date of grant and no incentive stock option granted to a 10% Stockholder may be exercised more than five years after the date of grant.

                                PERFORMANCE GRAPH

          Common Stock Performance: The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's total stockholder return on its Common Stock with the cumulative total return of a) the NASDAQ (U.S. Market) Index, a broad equity market index, and b) the S & P 500 Machinery Diversified Group, a published industry index. The stock performance graph assumes that $100 was invested on December 31, 1993.

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                               FARREL CORPORATION

                      Source: Standard & Poor's Computstat

                        1993     1994      1995      1996      1997      1998
                        ----     ----      ----      ----      ----      ----

FARREL                $100.00  $ 88.18   $ 57.83   $ 43.52   $ 98.96   $ 43.35

S&p 500 MACHINERY
DEVERSIFIED GROUP      100.00    97.34    120.13    149.73    198.06    164.84

NASDAQ (US MARKET)     100.00   112.21    158.68    195.18    239.53    249.86


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee consists of Charles S. Jones, Chairman, James A. Purdy, and Glenn J. Angiolillo. Mr. Jones is an executive officer of First Funding Corporation and owner of a majority of its capital stock. First Funding Corporation is a party to a Financial Services Agreement with the Company, the terms of which are described below. See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENT WITH FIRST FUNDING CORPORATION

          The Company is a party to an agreement with First Funding Corporation ("First Funding") dated June 17, 1986, as amended by a letter agreement dated November 1, 1991 (the "Financial Services Agreement"), pursuant to which the Company retains First Funding as its exclusive financial adviser. Charles S. Jones, a director and a principal stockholder of the Company, is an executive officer of First Funding and owner of a majority of its outstanding capital stock. The Financial Services Agreement may be terminated by either party upon a twelve-month prior written notice to the other. The agreement is also terminable by the Company in the event that Mr. Jones is no longer an officer or employee of First Funding.

          Under the Financial Services Agreement, the Company pays First Funding an annual retainer of $450,000 in respect of Mr. Jones' commitment to spend a majority of his normal working time each year on behalf of the Company. Mr. Jones has agreed to serve as Chairman of the Company's Executive Committee and to provide certain other services as requested by the Company including financial advisory services, strategic planning, budgeting and forecasting, and advice relating to the establishment and/or modification of the Company's corporate goals and objectives. The Company is billed on an hourly basis for other First Funding employees who work on the Company's account and will pay a transaction fee to First Funding in the event of certain transactions, such as acquisitions, divestitures, mergers, joint ventures and debt or equity investments.

          The amounts paid or accrued to First Funding for services under the Financial Services Agreement during the Company's most recent fiscal year totaled approximately $1,102,139, which includes the retainer to Mr. Jones and $236,086 of reimbursement for out-of-pocket expenses. From January 1, 1999 through April 1, 1999, the Company has paid or accrued to First Funding approximately $219,057, which includes $50,961 of reimbursement for out-of-pocket expenses, for services performed under the Financial Services Agreement in 1999.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

          The Company has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as independent accountants for the Company for the fiscal year ending December 31, 1999. The decision to retain Ernst & Young LLP, to serve as independent accountants of the Company was recommended by the Audit Committee and approved by the Board of Directors.

          It is expected that a representative of Ernst & Young LLP, will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent accountants, but no assurance can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

                              STOCKHOLDER PROPOSALS

          It is presently contemplated that the 2000 Annual Meeting of Stockholders will be held on or about May 19, 2000. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 31, 1999. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.


                                           By Order of the Board of Directors,


                                           /S/ PETER L. HESS
                                           -------------------------------------
                                           PETER L. HESS
                                           General Counsel and Secretary


Ansonia, Connecticut
April 19, 1999

          THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1998 TO EACH STOCKHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, FARREL CORPORATION, 25 MAIN STREET, ANSONIA CONNECTICUT 06401. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 16, 1999 (THE RECORD DATE), THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 1999 ANNUAL MEETING OF THE COMPANY.

          COPIES OF SUCH FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO, IF ANY, BUT WILL INCLUDE A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF $1.00 PER PAGE.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

------------------------------     1.   Election of Directors
     FARRELL CORPORATION                                        For all    With-   For all
------------------------------          Glenn J. Angiolillo     Nominees   hold    Except
                                          Charles S. Jones        [ ]       [ ]      [ ]
                                           Alberto Shaio

                                   NOTE:  If you do not  wish  your  shares  voted  "For" a
                                   particular  nominee,  mark the "For All  Except" box and
                                   strike a line  through the  name(s) of the  nominees(s).
                                   Your shares  will be voted for the remaining nominee(s).
CONTROL NUMBER:
RECORD DATE SHARES:
                                   2.  To  consider  and  act     For     Against  Abstain
                                   upon the  ratification  of     [ ]       [ ]      [ ]
                                   the  selection of Ernest &
                                   Young  LLP as  Independent
                                   accountants     for    the
                                   Company   for  the  fiscal
                                   year ending  December  31,
                                   1999.

Please be sure to sign and date    Mark box at right if an address       [ ]
this Proxy.                        change or comment has been noted
Date:                              on the reverse side of this card
     --------------------------

--------------------------------------    --------------------------------------
     Stockbroker sign here                         Co-owner sign here


DETACH HERE                                                          DETACH HERE

                               FARREL CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, on June 2, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Farrel Corporation

                               FARREL CORPORATION
                   25 Main Street, Ansonia, Connecticut 06401


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Peter L. Hess and Theodore E. Jenny, and each of them, as proxies, with full powers of substitution, and hereby authorizes them to represent and vote as designated on the reverse hereof, all shares of common stock of Farrel Corporation (the "Company") held of record by the undersigned on April 16, 1999 at the Annual Meeting of Stockholders of the Company to be held on June 2, 1999 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.



--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

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Please sign exactly as your name(s)  appear(s) on the reverse side of this card.
If a corporation, please sign in full corporate name by president or other authorized person. When signing as trustee, please give full title as such.
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HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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